FROHLING, HUDAK & MCCARTHY, P.C.
                               COUNSELLORS AT LAW

425 EAGLE ROCK AVENUE                                            P.O. BOX 22888
      SUITE 200                                                 NEWARK, NJ 07101
 ROSELAND, NJ 07068                                              (201) 622-2800
   (201) 226-4600
 FAX (201) 226-0969                                             Please Reply to:
                                                                [X]  Roseland
                                                                      Newark


                               September 25, 1998


Wallace M. Giakis, Chairman
Planet Entertainment Corp.
222 Highway 35 South
Middletown, NJ 07748

Gentlemen:

         We have reviewed all pertinent corporate documents and materials required to be reviewed in connection with the status of the shares of common stock (the "Shares") of the Company being registered with the U.S. Securities and Exchange Commission on September 25, 1998 pursuant to Form SB-2 the Securities Act of 1933, as amended, (the "Registration Statement") and in connection therewith render the following opinion:

         (a) All the Shares of Common Stock being registered pursuant to the Registration Statement will, when issued upon the proper exercise of the conversion rights and warrants, be validly issued, and non-assessable.

         (b) All corporate action required to be taken by the Company in connection with the registration of the Shares has been taken.


                                       Very truly yours,


                                   /s/ FROHLING HUDAK & McCARTHY P.C.
                                       -------------------------------------
                                       FROHLING HUDAK & McCARTHY P.C.